EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use of our report dated January 30, 1998, relating to the consolidated financial statements of Bailey Financial Corporation as of December 31, 1997 and 1998 and for each of the years in the three year period ended December 31, 1997, included herein, and to the reference to our firm under the heading "Experts" in the Joint Proxy Statement/Prospectus included in the registration statement.

/s/TOURVILLE, SIMPSON & HENDERSON, L.L.P.
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TOURVILLE, SIMPSON & HENDERSON, L.L.P.



Columbia, South Carolina
February 3, 1999